Exhibit 99.1
Hayes Lemmerz Approves Equity Rights Offering of Up to $180 Million
NORTHVILLE, Michigan — March 16, 2007 — Hayes Lemmerz International, Inc. (Nasdaq: HAYZ), today announced that its Board of Directors has approved a rights offering of up to $180 million of common stock to its stockholders. The subscription price for the common stock offered in the rights offering will be $3.25 per share, which represents a 31.8% discount to the average closing price for our common stock during the past 10 trading days. The rights offering is subject to approval of stockholders at a Special Meeting and the effectiveness of a registration statement which is being filed today with the Securities and Exchange Commission and, therefore, no record date has been set yet. The Company will use the net proceeds of the rights offering to repurchase the outstanding 10-1/2% Senior Notes due 2010 issued by its subsidiary, HLI Operating Company, Inc. (the “Senior Notes”), and to pay any required fees and expenses related to the rights offering. Further information will be contained in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
The Company has entered into an Equity Purchase and Commitment Agreement with Deutsche Bank Securities, Inc. (“Deutsche Bank”) pursuant to which Deutsche Bank has agreed to backstop the rights offering by purchasing all shares of common stock offered in the rights offering and not purchased at the close of the rights offering. SPCP Group L.L.C. (“SPCP Group”), an affiliate of Silver Point Capital, L.P., has agreed with Deutsche Bank to acquire one-half of the shares of common stock that Deutsche Bank is obligated to purchase pursuant to its backstop obligation. The Equity Agreement also gives Deutsche Bank the option to make a direct investment of up to $18 million in the Company’s common stock at the subscription price of $3.25 per share. To the extent that Deutsche Bank exercises this option, the amount of the rights offering will be proportionally reduced but the gross proceeds to the Company will remain unchanged.
The backstop commitment is subject to several conditions and limitations including, among others, the amendment of the Company’s Amended and Restated Credit Agreement, or the refinancing of the debt subject thereto, to permit the repurchase of the Senior Notes and the placement of a portion of the Company’s debt outside the United States. The Company intends to amend its Amended and Restated Credit Agreement or refinance the debt subject thereto in conjunction with the closing of the rights offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The rights offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from Hayes Lemmerz International, Inc., 15300 Centennial Drive, Northville, Michigan 48168, (734) 737-5000, Attention: Corporate Secretary.

The proposed issuance of shares to Deutsche Bank and SPCP Group will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes and powertrain components. The Company has 30 facilities and approximately 8,500 employees worldwide.
Forward Looking Statements
This press release contains forward-looking statements with respect to our financial condition and business. All statements other than statements of historical fact made in this press release are forward-looking. Such forward-looking statements include, among others, those statements including the words “expect,” “anticipate,” “intend,” believe,” and similar language. These forward-looking statements involve certain risks and uncertainties. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressure in our industry; (2) fluctuations in the price of steel, aluminum, and other raw materials; (3) changes in general economic conditions; (4) our dependence on the automotive industry (which has historically been cyclical) and on a small number of major customers for the majority of our sales; (5) pricing pressure from automotive industry customers and the potential for re-sourcing of business to lower-cost providers; (6) changes in the financial markets or our debt ratings affecting our financial structure and our cost of capital and borrowed money; (7) the uncertainties inherent in international operations and foreign currency fluctuations; (8) our ability to divest non-core assets and businesses; (9) the risks described in our most recent Annual Report on Form 10-K and our periodic statements filed with the Securities and Exchange Commission; and (10) our ability to consummate the transactions contemplated by the Equity Agreement. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release.
Contact: Marika P. Diamond, Hayes Lemmerz International, Inc., 734.737.5162